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SCHEDULE 2
FORM OF NOTE TERMS AND CONDITIONS

                   TERMS AND CONDITIONS OF THE CLASS [ ] NOTES

The following, subject to amendments, are the terms and conditions of the Class
[ ] Notes, substantially as they will appear on the reverse of any Class [ ] Note. Class [ ] Notes will initially be issued in book entry form. Class [ ] Notes in definitive form will only be issued in limited circumstances. While the Class [ ] Notes remain in book entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class [ ] Notes in definitive form.

1.          GENERAL

            The issue of the [ ] Class [ ] Mortgage Backed Floating Rate Notes due [ ] (the "CLASS [ ] NOTES") and [insert similar definition for any other notes denominated in a currency other than Australian dollars] by [Perpetual Trustees Australia Limited, ABN 86 000 431 827],[("PERPETUAL")] in its capacity as trustee of the PUMA Global Trust No. [ ] (the "PUMA TRUST") ([Perpetual] in such capacity, the "ISSUER TRUSTEE") was authorised by a resolution of the board of directors of [Perpetual Trustee Company Limited, ABN 86 001 001 007 (as delegate of Perpetual) passed on 15 January 2003].

            The Class [ ] Notes: (a) are constituted by a Note Trust Deed (the "NOTE TRUST DEED") dated on or prior to [ ] made between the Issuer Trustee, Macquarie Securitisation Limited, ABN 16 003 297 336, (the "MANAGER") and [The Bank of New York, New York Branch] (the "NOTE TRUSTEE") as trustee for the several persons who are for the time being registered holders of the Class [ ] Notes (each a "CLASS [ ] NOTEHOLDER" and together the "CLASS [ ] NOTEHOLDERS"); and (b) are issued subject to, and with the direct or indirect benefit of, amongst other things (i) a Trust Deed (the "TRUST DEED") dated 13 July 1990 made between the person referred to therein as the Founder and Perpetual, as amended from time to time; (ii) a Sub-Fund Notice (the "SUB-FUND NOTICE") dated [ ] from the Manager to the Issuer Trustee; (iii) a Security Trust Deed (the "SECURITY TRUST DEED") dated [ ] made between the Issuer Trustee, the Manager, the Note Trustee and [Perpetual Trustee Company Limited, ABN 86 001 001 007] (the "SECURITY TRUSTEE"); (iv) the Note Trust Deed; (v) these terms and conditions (the "Conditions"); and (vi) the Agency Agreement (as defined below).

            Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents (as defined in CONDITION 3) and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

            Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Class [ ] Notes will be made pursuant to an Agency Agreement (the "AGENCY AGREEMENT") dated on or prior to [ ] made between the Issuer Trustee, the Note Trustee, the Manager, [The Bank of New York, New York Branch], as the initial principal paying agent (the "PRINCIPAL PAYING AGENT") (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial note registrar (the "NOTE REGISTRAR") and [The Bank of New York, London Branch] as an initial paying agent.

            The Issuer Trustee has entered into an ISDA Master Agreement together with a schedule (the "ISDA MASTER AGREEMENT") with [ ] and the Manager. Pursuant to the ISDA Master Agreement, [ ] (the "CURRENCY SWAP PROVIDER") has entered into a currency swap transaction relating to the Class [ ] Notes with the Issuer Trustee and the Manager (the "CURRENCY SWAP").

            ["US$"] and ["US DOLLARS"] means the lawful currency for the time being of the [United States of America] and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.          DEFINITIONS AND INTERPRETATION

2.1         INCORPORATED DEFINITIONS AND OTHER PROVISIONS

            Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment: (a) if it does not effect a Payment Modification (as



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            defined in CONDITION [10.3]) in relation to the Class [ ] Notes is either: (i) if the Note Trustee is of the opinion that the amendment will not be materially prejudicial to the interests of the Class [ ] Noteholders, consented to by the Note Trustee; or
            (ii) otherwise, approved by a Special Majority (as defined in CONDITION [10.3]) of the Class [ ] Noteholders under the Note Trust Deed; or (b) if the amendment does effect a Payment Modification (as defined in CONDITION [10.3]) in relation to the Class [ ] Notes, is consented to by each Class [ ] Noteholder.

2.2         INTERPRETATION

            In these Conditions, unless the context otherwise requires: (a) a reference to a party includes that party's executors, administrators, successors, substitutes and assigns, including any person replacing that party by way of novation; (b) a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefor and all ordinances, by-laws, regulations and other statutory instruments issued thereunder; (c) subject to CONDITION [2.1], a reference to any document or agreement is a reference to such document or agreement as amended, varied, supplemented or replaced from time to time; (d) words importing the singular include the plural (and vice versa); (e) words denoting a given gender include all other genders; and (f) headings are for convenience only and do not affect the interpretation of these Conditions.

2.3         CALCULATIONS

            Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded to the nearest 4 decimal places.

3.          CLASS [ ] NOTEHOLDERS BOUND

            The Class [ ] Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each Transaction Document is available for inspection upon reasonable prior notice and during normal business hours on New York business days at the [New York office, and on London business days at the London office, for the time being of the Note Trustee (which are, at the date of these Conditions, 101 Barclay Street, 21W, New York, New York, 10286 and One Canada Square, 48th Floor, London E14 5AL, United Kingdom, respectively)].

            "TRANSACTION DOCUMENTS" means the Trust Deed in so far as it relates to the PUMA Trust, the Sub-Fund Notice, the ISDA Master Agreement, the Currency Swap, each master agreement under which Interest Rate Swaps are entered into by the Issuer Trustee and any relevant swap confirmations entered into under any such master agreement, the Redraw Facility Agreement, the Security Trust Deed, the Underwriting Agreement, the Note Trust Deed, these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer Trustee to be a Transaction Document in relation to the PUMA Trust.

            "INTEREST RATE SWAP" has the same meaning as in the Security Trust Deed and "REDRAW FACILITY AGREEMENT" and "UNDERWRITING AGREEMENT" have the same respective meanings as in the Sub-Fund Notice.

4. FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE, CLASS [ ] NOTES

4.1         FORM AND DENOMINATION

            The Class [ ] Notes will be issued in registered form, without interest coupons, in minimum denominations of [ ] or integral multiples thereof. The initial principal amount of each Class [ ] Note (the "ORIGINAL PRINCIPAL BALANCE" in relation to that Class [ ]
            Note) will be stated on its face.

4.2         TITLE

            Title to the Class [ ] Notes will only be shown on, and will only pass by registration in, the register (the "NOTE REGISTER") maintained by the Note Registrar in accordance with the Agency Agreement. Class [ ] Notes may be transferred, or may be exchanged for other Class [ ] Notes in any authorised denominations and a like Principal Balance (as defined in CONDITION [6.4]), upon the surrender of the Class [ ] Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the Note Registrar may reasonably


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            require, to a specified office of the Note Registrar (as set out at the end of these Conditions or otherwise notified to Class [ ] Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the Note Registrar may require payment by the Class
            [] Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class [ ] Notes. The Note Registrar need not register transfers or exchanges of Class [ ] Notes for a period of 30 days preceding the due date for any payment with respect to the Class [ ] Notes or for a period, not exceeding 30 days, specified by the Note Trustee prior to any meeting, which includes Class [ ] Noteholders, under the Trust Deed or the Security Trust Deed. The Issuer Trustee, the Note Trustee, the Manager, the Agent Bank and each Paying Agent may accept the correctness of the Note Register and any information provided to it by the Note Registrar and is not required to enquire into its authenticity. None of the Issuer Trustee, the Note Trustee, the Manager, the Agent Bank, any Paying Agent or the Note Registrar is liable for any mistake in the Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5. STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS [ ] NOTES, THE A$ REDRAW NOTES AND THE A$ CLASS [ ] NOTES

5.1         STATUS OF THE NOTES

            The A$ Redraw Notes (as defined in CONDITION [5.5]) [and the A$ Class [ ] Notes and [insert same definition for any other notes denominated in Australian dolars] (as defined in CONDITION [5.6])] ([together with the A$ Redraw Notes], the "A$ NOTES") and the Class
            [] Notes (together with the A$ Notes, the "NOTES") are direct, secured (as described in CONDITION [5.2]) limited recourse (as described in CONDITION [5.3]) obligations of the Issuer Trustee.

5.2         SECURITY

            The obligations of the Issuer Trustee under the Notes are (amongst the other payment obligations of the Issuer Trustee comprising the Secured Moneys (as defined below)) secured, pursuant to the Security Trust Deed, in favour of the Security Trustee as trustee for the Secured Creditors (as defined below), by a floating charge (the "CHARGE") over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the PUMA Trust (the "CHARGED PROPERTY"). The Charged Property includes certain housing loans, and related mortgages, originated by Perpetual Trustees Australia Limited under the Trust Deed. The Charge is a first ranking security, subject only to the Prior Interest in the Charged Property.

            "NOTEHOLDERS" means the Class [ ] Noteholders (as defined in the Note Trust Deed) and the A$ Redraw Noteholders and A$ Class [ ] Noteholders (each as defined in the Sub-Fund Notice).

            "PRINCIPAL BALANCE" in relation to a Class [ ] Note is defined in CONDITION [6.4] and in relation to an A$ Note means A$[ ] less the aggregate of all amounts previously paid in relation to that A$ Note on account of principal pursuant to clause [5.1] or [5.5] of the Sub-Fund Notice.

            "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer Trustee under, and calculated in accordance with, the Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer Trustee (in its capacity as trustee of the PUMA Trust) in accordance with the Trust Deed and the Sub-Fund Notice (other than the Secured Moneys and the Subordinated Fee Amount) which are unpaid or paid by the Issuer Trustee but not reimbursed to the Issuer Trustee from the assets of the PUMA Trust.

            "SECURED CREDITORS" means the Note Trustee (in its personal capacity and as trustee of the Note Trust established under the Note Trust
            Deed), each Agent, each Noteholder, each Interest Rate Swap Provider (as defined in the Security Trust Deed), the Currency Swap Provider (as defined in the Sub-Fund Notice), the Redraw Facility Provider (as defined in the Sub-Fund Notice) and any other Stand-by Arrangement Provider (as defined in the Security Trust Deed).

            "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents provided that the Secured Moneys do not include any fees or value added tax payable to the Note Trustee or an Agent referred to in clause [12.7] of the Note Trust Deed or clause [12.6] of the Agency Agreement.

            "SUBORDINATED FEE AMOUNT" has the same meaning as in the Security Trust Deed.

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5.3       LIMITED RECOURSE

          The liability of the Issuer Trustee to make interest and principal payments on the Class [ ] Notes is limited, except in certain circumstances described in CONDITION [12], to the assets and property of the PUMA Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Sub-Fund Notice (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

          The net proceeds of realisation of the assets and property of the PUMA Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Class [ ] Noteholders and any other amounts ranking in priority to or equally with amounts due to the Class [ ] Noteholders. Except in the limited circumstances described in CONDITION [12], the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other fund established pursuant to the Trust Deed) will not in any circumstances be available to pay any amounts due to Class [ ] Noteholders.

          None of the Manager, the Note Trustee, the Security Trustee, any Agent, the Currency Swap Provider, the Redraw Facility Provider, any other Stand-by Arrangement Provider, the Unitholders or the Underwriters (as defined in the Underwriting Agreement), amongst others, has any obligation to any Class [ ] Noteholder for payment of any amount owed by the Issuer Trustee in respect of the Class [ ] Notes.

5.4       [NO PREFERENCE

          The Class [ ] Notes rank equally and rateably and without any preference or priority among themselves.]

5.5       [ISSUE OF A$ REDRAW NOTES

          Under the Sub-Fund Notice, the Issuer Trustee is entitled to issue certain debt securities ("A$ REDRAW NOTES") from time to time at the direction of the Manager. The Manager must not direct the Issuer Trustee to issue A$ Redraw Notes unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.]

5.6       [ISSUE OF A$ CLASS [ ] NOTES

          Under the Sub-Fund Notice, the Issuer Trustee is entitled to issue certain debt securities ("A$ CLASS [ ] NOTES") from time to time at the direction of the Manager. The Manager must not direct the Issuer Trustee to issue A$ Class [ ] Notes after [] (the "CLOSING DATE") unless the Manager has received written confirmation from each Current Rating Authority that this will not result in a downgrading, withdrawal or qualification of any rating assigned by them to the Notes.]

5.7       RANKING OF INTEREST PAYMENTS OF NOTES PRIOR TO ENFORCEMENT

          Prior to the enforcement of the Charge, under the Sub-Fund Notice the payment of the relevant A$ amount by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Currency Swap to meet the payment of interest on the Class [ ] Notes as explained in CONDITION [6.9], will rank equally and rateably with the payment of interest on the A$ Redraw Notes and will rank ahead of the payment of interest on the A$ Class [ ] Notes.

5.8       RANKING OF PRINCIPAL PAYMENTS OF NOTES PRIOR TO ENFORCEMENT

          Prior to the enforcement of the Charge, under the Sub-Fund Notice:

          (a) the repayment of principal on the A$ Redraw Notes will rank ahead of the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Currency Swap to meet the repayment of principal on the Class
               [ ] Notes as explained in CONDITION [7.2] (and will rank ahead of repayment of principal on the A$ Class [ ] Notes); and

          (b) the payment of the relevant A$ amounts by the Issuer Trustee to the Currency Swap Provider which in turn will be applied under the Currency Swap to meet the repayment of


                                                                             4.
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               principal on the Class A Notes will rank ahead of, only to the extent and in the circumstances set out in the Sub-Fund Notice, the repayment of principal on the A$ Class [ ] Notes.

5.9       RANKING OF NOTES FOLLOWING ENFORCEMENT

          Following the enforcement of the Charge, under the Security Trust Deed the payment of amounts owing in relation to the Class [ ] Notes will rank rateably with the payment of amounts owing in respect of the A$ Redraw Notes, and ahead of amounts owing in respect of the A$ Class
          [ ] Notes.

          However, for the purposes of determining distributions to, and allocations between, the Class [ ] Noteholders and other Secured Creditors, amounts owing in respect of the Class [ ] Notes will be converted into A$ in accordance with the Security Trust Deed.

          The Security Trust Deed contains provisions requiring the Security Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Class [ ] Noteholders and the A$ Redraw Noteholders if there is a conflict between the interests of the Class [ ] Noteholders and the A$ Redraw Noteholders (on the one hand) and any other Secured Creditor, including the A$ Class [ ]Noteholders (on the other hand). In determining the interests of the Class [ ] Noteholders, the Security Trustee may rely on a determination of the Note Trustee.

5.10      THE NOTES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION DOCUMENTS

          The Notes enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction Documents.

6.        INTEREST

6.1       PERIOD OF ACCRUAL

          Each Class [ ] Note accrues interest from (and including) the Closing Date and ceases to accrue interest on (but excluding) the earliest of:

          (a) the date on which the Principal Balance of the Class [ ] Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

          (b) the date on which the Class [ ] Note is redeemed or repaid in full in accordance with Condition [7] (other than Condition [7.6]) unless, upon presentation, payment is improperly withheld or refused in which case the Class [ ] Note will continue to bear interest in accordance with this Condition [6] (both before and after judgment) until (but excluding) whichever is the earlier of:

               (i) the day on which all sums due in respect of the Class [ ] Note up to that day are received by or on behalf of the Class [ ] Noteholder; and

               (ii) the seventh day after notice is given to the Class []
                    Noteholder (either in accordance with CONDITION [11.1] or individually) that, where required by CONDITION [8.2], upon presentation thereof being duly made, such payment will be made, provided that upon such presentation payment is in fact made; and

          (c) the date on which the Class [ ] Note is deemed to be redeemed in accordance with Condition [7.6].

6.2       ACCRUAL PERIODS

          The period that a Class [ ] Note accrues interest in accordance with CONDITION [6.1] is divided into periods (each an "ACCRUAL PERIOD"). The first Accrual Period for a Class [ ] Note commences on (and includes) the Closing Date and ends on (but does not include) the first [Quarterly] Payment Date thereafter. Each succeeding Accrual Period for a Class [ ] Note commences on (and includes) a [Quarterly] Payment Date and ends on (but does not include) the next [Quarterly] Payment Date. The final Accrual Period for a Class [ ] Note ends on (but does not include) the date on which interest ceases to accrue on the Class [ ] Note pursuant to CONDITION [6.1].

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          "[QUARTERLY] PAYMENT DATE" means [ ] and each following [ ], [ ], [ ]
          and [ ] of each year until the Final Maturity Date (as defined in CONDITION [7.1]) and the Final Maturity Date provided that where any of these dates is not a Business Day the [Quarterly] Payment Date will be the next following Business Day.

          ["BUSINESS DAY" means any day on which banks are open for business in Sydney, New York City and London other than a Saturday, a Sunday or a public holiday in Sydney, New York City or London.]

6.3       INTEREST RATE FOR THE CLASS [ ] NOTES

          The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class [ ] Note and an Accrual Period is the aggregate of [USD-LIBOR-BBA] for that Accrual Period plus the Issue Margin (as hereinafter defined) in relation to the Class [ ] Note.

          ["USD-LIBOR-BBA" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraphs (a), (b) and (c), as applicable, below.

          (a) on the second London/New York Business Day before the beginning of the Accrual Period (a "RATE SET DATE") the Agent Bank will determine the rate "USD-LIBOR-BBA", as the applicable Floating Rate Option under the 2000 ISDA Definitions of the International Swaps and Derivatives Association, Inc. (the "ISDA DEFINITIONS"), as modified herein, being the rate applicable to any Accrual Period for three month deposits in US dollars in the London inter bank market which appears on the Rate Page as of 11.00am, (London time) on the Rate Set Date;

          (b) if such rate does not appear on the Rate Page on the relevant Rate Set Date, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer Trustee and the Agent Bank had specified "USD-LIBOR-Reference Banks", as modified herein, as the applicable Floating Rate Option under the ISDA Definitions. For this purpose "USD-LIBOR-Reference Banks" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11.00am, London time, on the Rate Set Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank, at approximately 11.00am, New York City time, on that Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

          (c) if the first quarterly Accrual Period is less than or greater than three months, USD-LIBOR-BBA for that first quarterly Accrual Period will be the rate determined by Linear Interpolation (as defined in the ISDA Definitions) calculated in accordance with paragraph (a) or, if applicable, paragraph (b), above, in each case with reference to two rates one of which will be based upon deposits for a period of time for which such rate is available next shorter than the length of the first Accrual Period and the other of which will be based upon deposits for a period of time for which such rate is available next longer than the length of the first Accrual Period.]

          "LONDON/NEW YORK BUSINESS DAY" means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

          "RATE PAGE" means Telerate Page 3750 or, if Telerate Page 3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Note Trustee.

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          "ISSUE MARGIN" means in relation to a Class [ ] Note:

          (a) for the period from, and including, the Closing Date to, but excluding, the Call Date (as defined in CONDITION [7.3]), [ ]% per annum; and

          (b) for the period from, and including, the Call Date to, but excluding, the date on which that Class [ ] Note ceases to accrue interest in accordance with CONDITION [6.1], [ ]% per annum.

          There is no maximum or minimum Interest Rate for the Class [ ] Notes.

6.4       CALCULATION OF INTEREST ON THE CLASS [ ] NOTES

          Interest on each Class [ ] Note for an Accrual Period (the "INTEREST AMOUNT") is calculated by applying the Interest Rate for that Class
          [ ] Note for that Accrual Period to the Principal Balance of that Class [ ] Note on the first day of the Accrual Period (after taking into account any reductions in the Principal Balance of that Class [ ] Note on that day), by then multiplying such product by the actual number of days in the Accrual Period divided by [360] and rounding the resultant figure down to the nearest cent.

          "PRINCIPAL BALANCE" in relation to a Class [ ] Note means the Original Principal Balance of that Class [ ] Note less the aggregate of all amounts previously paid in relation to that Class [ ] Note on account of principal pursuant to CONDITION [7.2(C)].

6.5       DETERMINATION OF INTEREST RATE AND INTEREST AMOUNT

          The Agent Bank will, as soon as practicable after [11.00am (London time or, if applicable, New York City time)] on each Rate Set Date, determine the Interest Rate in relation to the Class [ ] Notes, and calculate the Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS [6.3] and [6.4]. The determination of the Interest Rate, and the calculation of the Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS [6.3] AND [6.4] will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

6.6       NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST AMOUNT

          The Agent Bank will cause the Interest Rate and the Interest Amount for each Accrual Period, and the date of the next [Quarterly] Payment Date, to be notified to the Issuer Trustee, the Manager, the Note Trustee, the Currency Swap Provider and the Paying Agents on or as soon as practical after the Agent Bank has determined the Interest Rate and calculated the Interest Amount and will cause the same to be published in accordance with CONDITION [11.2] as soon as practical after that notification. The Interest Amount and the Quarterly Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION [9.1]), the Security Trustee declares in accordance with the Security Trust Deed that the Class [ ] Notes are immediately due and payable, the Interest Amount and the Interest Rate in respect of the Class [ ] Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Interest Amount or the Interest Rate so calculated or the [Quarterly] Payment Dates needs to be made unless, in the case of the Interest Amount or the Interest Rate, the Note Trustee otherwise requires.

6.7       DETERMINATION OR CALCULATION BY THE NOTE TRUSTEE

          If the Agent Bank for any reason does not determine by close of business on the relevant Rate Set Date the Interest Rate in respect of the Class [ ] Notes, or calculate the Interest Amount, in accordance with this CONDITION [6], the Note Trustee will do so and each such determination or calculation by the Note Trustee will be as if made by the Agent Bank. In doing so, the Note Trustee will apply the foregoing provisions of this CONDITION [6], with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

                                                                             7.

6.8       AGENT BANK

          The Issuer Trustee will procure that, for so long as any of the Class
          [ ] Notes remain outstanding, there will at all times be an Agent Bank. The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than [60] days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer Trustee to the Class [ ] Noteholders in accordance with CONDITION [11.1]. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer Trustee to the Class [ ] Noteholders in accordance with CONDITION [11.1]. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.9       PAYMENT OF THE INTEREST AMOUNT

          The Interest Amount for each Accrual Period in relation to a Class
          [ ] Note is payable in arrears in [US$] on the [Quarterly] Payment Date which is the day on which the Accrual Period ends. On each [Quarterly] Payment Date prior to the enforcement of the Charge, the Issuer Trustee must:

          (a) to the extent that there are funds available for this purpose in accordance with the Sub-Fund Notice pay, in accordance with the directions of the Manager, the A$ Class [ ] Interest Amount and any Unpaid A$ Class [ ] Interest Amount in relation to that [Quarterly] Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

          (b) direct the Currency Swap Provider (which direction may be contained in the Currency Swap) to pay the Class [ ] Interest Payment on each [Quarterly] Payment Date to the Principal Paying Agent in accordance with the Agency Agreement; and

          (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class [ ] Interest Payment received by it from the Currency Swap Provider on a [Quarterly] Payment Date rateably amongst the Class [ ] Notes towards the Interest Amount in relation to each Class [ ] Note in relation to the Accrual Period ending on that [Quarterly] Payment Date and any then Unpaid Interest Amount (as defined in CONDITION [6.10]) in relation to each Class [ ] Note, based on those Interest Amounts and Unpaid Interest Amounts, in accordance with, and subject to, these Conditions and the Agency Agreement.

          "A$ CLASS [ ] INTEREST AMOUNT" and "UNPAID A$ CLASS [ ] INTEREST AMOUNT" and [insert similar definition for any other notes denominated in a currency other than Australian dollars] have the same respective meanings as in the Sub-Fund Notice. "CLASS [ ] INTEREST PAYMENT" has the same meaning as in the Currency Swap.

6.10      INTEREST ON UNPAID INTEREST AMOUNTS

          If interest is not paid in respect of a Class [ ] Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to that Class [ ] Note applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with CONDITION [6.9] (the unpaid interest and interest on that unpaid interest, in relation to a Class [ ] Note, is an "UNPAID INTEREST AMOUNT").

7.        REDEMPTION OF THE CLASS [ ] NOTES

7.1       FINAL REDEMPTION OF THE CLASS [ ] NOTES

          Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the Class [ ] Notes at their then Principal Balance, together with all then accrued but unpaid interest, on the [Quarterly] Payment Date occurring in [ ] (the "FINAL MATURITY DATE").

7.2       PART REDEMPTION OF CLASS [ ] NOTES

                                                                             8.

          Subject to CONDITIONS [7.3],[ 7.4] and [7.6], on each [Quarterly] Payment Date prior to the enforcement of the Charge until the Principal Balance of the Class [ ] Notes is reduced to zero the Issuer Trustee must:

          (a) pay, in accordance with the directions of the Manager, the A$ Class [ ] Principal Amount (if any) in relation to that [Quarterly] Payment Date to the Currency Swap Provider in accordance with the Currency Swap;

          (b) direct the Currency Swap Provider (which direction may be contained in the Currency Swap) to pay on each [Quarterly] Payment Date to the Principal Paying Agent in accordance with the Agency Agreement the [US$] Equivalent of the amount of the A$ Class [ ] Principal Amount (such [US$] Equivalent of the A$ Class
               [ ] Principal Amount being the "CLASS [ ] PRINCIPAL AMOUNT") received by the Currency Swap Provider from the Issuer Trustee on that [Quarterly] Payment Date; and

          (c) direct the Principal Paying Agent (which direction may be contained in the Agency Agreement) to pay the Class [ ] Principal Amount received from the Currency Swap Provider amongst the Class
               [ ] Notes rateably towards the repayment of the Principal Balances of the Class [ ] Notes in accordance with, and subject to, these Conditions and the Agency Agreement until the Principal Balances of the Class [ ] Notes are reduced to zero. Such a payment of the Principal Balance on a Class [ ] Note will constitute a redemption of the Class [ ] Note in part to the extent of such repayment and, upon such repayment, the obligation of the Issuer Trustee with respect to the Class [ ] Note will be discharged to the extent of such repayment.

          "A$ CLASS [ ] PRINCIPAL AMOUNT" has the same meaning as in the Sub-Fund Notice. ["US$] EQUIVALENT" has the same meaning as in the Currency Swap.

7.3       CALL OPTION

          The Issuer Trustee will, subject to the other provisions of this CONDITION [7] and prior to the enforcement of the Charge, when directed by the Manager (at the Manager's option), redeem all, but not some only, of the Notes at their then Principal Balance, together with all accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption, on any [Quarterly] Payment Date falling on or after the earlier of:

          (a) the [Quarterly] Payment Date in relation to which the Manager reasonably expects (on a date not more than [60] days nor less than [30] days prior to that [Quarterly] Payment Date) that the aggregate Principal Balances of all the Class [ insert the name of notes denominated in US dollars or other applicable currency] Notes and the [US$] Equivalent of the then Principal Balances of all the A$ Class [insert the name of note denominated in a currency other than US dollars or other applicable currency] Notes issued on the Closing Date expressed as a percentage of the aggregate of the Original Principal Balances of all the Class [ insert the name of notes denominated in US dollars or other applicable currency] Notes and the [US$] Equivalent of the Original Principal Balances of all the Class [ insert the name of notes denominated in a currency other than US dollars or other applicable currency] Notes issued on the Closing Date, will be less than or equal to [10]%; and

          (b)  the [Quarterly] Payment Date falling in [ ] (the "CALL DATE").

          The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes on such a [Quarterly] Payment Date unless the Issuer Trustee is in a position on the [Quarterly] Payment Date to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Notes of all classes if the Charge were enforced.

          The Issuer Trustee will give not more than [60] nor less than [30] days' notice (which will be irrevocable) of the [Quarterly] Payment Date on which a proposed redemption under this CONDITION [7.3] will occur to the Note Trustee, the Principal Paying Agent, the Agent Bank and to the Class [ ] Noteholders in accordance with CONDITION [11.1].

          "ORIGINAL PRINCIPAL BALANCE" in relation to an Class [ ] Note has the same meaning as in the Sub-Fund Notice.

                                                                             9.

7.4       REDEMPTION FOR TAXATION OR OTHER REASONS

          If the Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing Date, either:

          (a) on the next [Quarterly] Payment Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Class [ ] Notes or any other class of the Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

          (b) the total amount payable in respect of interest in relation to any of the Approved Mortgages (as defined in the Trust Deed) which are assets of the PUMA Trust for a [Quarterly] Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such [Quarterly] Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction, and, in each case, such obligation cannot be avoided by the Issuer Trustee taking reasonable measures available to it, the Issuer Trustee must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Notes on any subsequent [Quarterly] Payment Date at their then Principal Balance, subject to the following, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption. The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, so redeem the Notes unless the Issuer Trustee is in a position on such [Quarterly] Payment Date to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Notes of all classes if the Charge were enforced.

          The Issuer Trustee will give not more than [60] nor less than [30] days' notice (which will be irrevocable) of the [Quarterly] Payment Date on which a proposed redemption under this CONDITION [7.4] will occur to the Note Trustee, the Principal Paying Agent, the Note Registrar, the Agent Bank and the Class [ ] Noteholders in accordance with CONDITION [11.1].

          If an event referred to in paragraph (a) of this CONDITION [7.4] occurs in respect of only the Class [ ] Notes (and not any other Note) and as a result thereof the Issuer Trustee gives notice in accordance with this CONDITION [7.4] that it proposes to redeem all of the Notes on the [Quarterly] Payment Date referred to in that notice, the Class
          [ ] Noteholders may by a Special Majority (as defined in CONDITION [10.3]) in accordance with the Note Trust Deed elect that they do not require the Issuer Trustee to redeem the Class [ ] Notes. If the Class
          [ ] Noteholders make such an election they (or the Note Trustee on their behalf) must notify the Issuer Trustee and the Manager not less than 21 days before the proposed [Quarterly] Payment Date for the redemption of the Class [ ] Notes. Upon receipt of such a notice, the Issuer Trustee must not so redeem the Notes.

          In order to assist the Issuer Trustee to fund such a redemption the Issuer Trustee has vested in it the power to sell Approved Mortgages (as defined in the Trust Deed) to the trustee of any other PUMA trust. This power may only be exercised if all Noteholders are paid the Principal Balance and all accrued but unpaid interest on their Notes.

7.5       CERTIFICATION

          For the purpose of any redemption made under CONDITION [7.3] or [7.4], the Issuer Trustee and the Note Trustee may rely on any certificate of an Authorised Signatory (as defined in the Trust Deed) of the Manager that the Issuer Trustee will be in a position to repay in respect of the Notes their then Principal Balance, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust Deed to be paid in priority to or equally with the Notes if the Charge were enforced.

                                                                             10.

7.6       REDEMPTION ON FINAL PAYMENT

          Upon a final distribution being made in respect of the Class [ ] Notes under the Sub-Fund Notice and these Conditions or clause [13.1] of the Security Trust Deed, the Class [ ] Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Interest Amount or any Unpaid Interest Amount or any then unpaid Principal Balance or other amounts in relation to the Class [ ] Notes will be extinguished in full.

7.7       CANCELLATION

          All Class[ ] Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8       NO PAYMENT IN EXCESS OF FACE VALUE

          No amount of principal will be repaid in respect of a Class [ ] Note in excess of the face value of the Class [ ] Note.

7.9       CALCULATION OF PRINCIPAL AMOUNTS AND OTHER AMOUNTS

          (a) No later than [five] Business Days prior to each [Quarterly] Payment Date, the Manager will determine: (i) the amount of any Class [ ] Principal Amount payable in respect of each Class [ ] Note on the [Quarterly] Payment Date; (ii) the Principal Balance of each Class [ ] Note as at that [Quarterly] Payment Date (after deducting any Class [ ] Principal Amounts due to be paid in respect of such Class [ ] Note on that [Quarterly] Payment Date);
               (iii) the Note Factor (as defined below) as at that [Quarterly] Payment Date in relation to the Class [ ] Notes (after deducting any Class [ ] Principal Amounts due to be paid in respect of such Class [ ] Note on that [Quarterly] Payment Date); and (iv) the amount of the Class [ ] Interest Payment to be made on the [Quarterly] Payment Date applicable to each Class [ ] Note.

          (b) The Manager will notify the Issuer Trustee, the Note Trustee, the Principal Paying Agent, the Agent Bank and the Note Registrar as soon as practical (and in any event by not later than [five] Business Days prior to the [Quarterly] Payment Date) of each determination of an amount or percentage referred to in CONDITION [7.9(A)] and will cause details of each of those determinations to be published in accordance with CONDITION [11.2] as soon as practical after that notification. If no Class [ ] Principal Amount is due to be paid on the Class [ ] Notes on any [Quarterly] Payment Date the Manager will cause a notice to be given in accordance with CONDITION [11.2] as soon as practicable (and in any event by no later than the relevant [Quarterly] Payment Date).

          (c) If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION [7.9(A)] the Agent Bank (or, failing the Agent Bank, the Note Trustee) must make such determinations in accordance with this Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

          "NOTE FACTOR" in relation to a class of Notes at a given time means the percentage calculated as follows:

                                    A
                              NF = ---
                                    B

          where:

          NF = the Note Factor;

          A = the aggregate Principal Balance of that class of Notes at that time; and

          B = the aggregate Original Principal Balance of that class of Notes.

                                                                             11.

8.        PAYMENTS

8.1       METHOD OF PAYMENT

          Any instalment on account of interest or principal payable on any Class [ ] Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer Trustee to the Principal Paying Agent on the applicable[ Quarterly] Payment Date shall be paid to the person in whose name such Class [ ] Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date.

          "RECORD DATE" in relation to a [Quarterly] Payment Date or any other date for any payment to be made in respect of a Class [ ] Note means:

          (a) if the Class [ ] Note is issued in book entry form, [2] Business Days prior to that [Quarterly] Payment Date or date; and

          (b) if the Class [ ] Note is issued in definitive form, [30] days prior to that [Quarterly] Payment Date or date.

8.2       SURRENDER ON FINAL PAYMENT

          Prior to a final distribution being made in respect of the Class [ ] Notes under the Sub-Fund Notice and these Conditions or clause [13.1] of the Security Trust Deed the Note Trustee must notify the persons in whose names the Class [ ] Notes are registered on the relevant Record Date of the date upon which the Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Class [ ] Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Class [ ] Notes and none of the Issuer Trustee, the Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Class [ ] Noteholder as a result of any delay in payment due to a Class [ ] Note not having been surrendered in accordance with this CONDITION [8.2].

8.3       PAYING AGENTS

          The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

          The Issuer Trustee, at the direction of the Manager, may with the prior written approval of the Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and New York City. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with CONDITION [11.1].

8.4       TAXATION

          All payments in respect of the Class [ ] Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer Trustee or that Paying Agent (as the case may be) will, after making such withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent nor the Note Trustee will be obliged to make any additional payments in respect of the relevant Class [ ] Notes in relation to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer Trustee will notify the Note Trustee, the Principal Paying Agent and the Class [ ] Noteholders in accordance with CONDITION [11.1], thereof.

                                                                             12.

8.5       PRESCRIPTION

          A Class [ ] Note will become void in its entirety unless surrendered for payment within a period of [10] years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Principal Balance of that Class [ ] Note to zero. After the date on which a Class [ ] Note becomes void in its entirety, no claim can be made in respect of it.

          "RELEVANT DATE" in respect of a Class [ ] Note means the date on which any payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Class [ ] Note due on or before that date has not been duly received by the Principal Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such moneys have been so received and notice to that effect is duly given to the Class [ ] Noteholders in accordance with CONDITION [11.1].

8.6       NOTIFY LATE PAYMENTS

          In the event of the unconditional payment to the Principal Paying Agent or the Note Trustee of any sum due in respect of the Class [ ] Notes or any of them being made after the due date for payment thereof, the Issuer Trustee will forthwith give or procure to be given notice to the Class [ ] Noteholders in accordance with CONDITION [11.1] that such payment has been made.

8.7       ROUNDING OF PAYMENTS

          All payments in respect of the Class [ ] Notes will be rounded down to the nearest cent.

9.        ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1       ENFORCEMENT

          The Security Trust Deed provides that at any time after the Security Trustee becomes actually aware of the occurrence of an Event of Default, the Security Trustee will (subject to the provisions described in CONDITION [10.4] and subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Secured Creditors, declare the Notes immediately due and payable (in which case, subject to CONDITION [12], the Principal Balance of, and all accrued but unpaid interest in relation to, the Class [ ] Notes will become immediately due and payable) and enforce the Charge.

          Subject to being indemnified in accordance with the Security Trust Deed and to the provisions described in CONDITION [9.2], the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

          "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED CREDITORS" have the same respective meanings as in the Security Trust Deed.

9.2       SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

          After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the Security Trustee must enforce the Security Trust Deed without an Extraordinary Resolution of the Voting Secured Creditors if in its opinion, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors as a class.

9.3       PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE CHARGE

          Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed.

                                                                             13.

9.4       SECURITY TRUSTEE AND NOTE TRUSTEE NOT LIABLE FOR LOSS ON ENFORCEMENT

          Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust (in the case of the Note Trustee), neither the Note Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class [ ] Notes or relating in any way to the Charged Property. Without limitation, neither the Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Note Trust Deed (and the Trust Indenture Act) or the Security Trust Deed, as the case may be.

          "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the United States of America as in force at the date of the Note Trust Deed.

9.5 DIRECTIONS FROM CLASS [ ] NOTEHOLDERS TO NOTE TRUSTEE FOLLOWING EVENT OF DEFAULT

          If an Event of Default or Potential Event of Default has occurred and is known to the Note Trustee, the Note Trustee must: (a) notify each Class [ ] Noteholder of the Event of Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of any stock exchange on which the Class
          [ ] Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Class [ ] Note, the Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Note Trust Deed in good faith determine that withholding the notice is in the interest of Class [ ] Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class [ ] Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the Security Trustee to delay the holding of that meeting while it obtains such directions from such Class [ ] Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security Trust Deed in accordance, where applicable, with the directions of the Class [ ] Noteholders (whether or not solicited and whether or not all Class [ ] Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Class [ ] Noteholders the Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Principal Balances of the Class [] Notes held by Class [ ] Noteholders who have directed the Note Trustee to vote for or against such a proposal.

          If any of the Class [ ] Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class [ ] Notes, the Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Class [ ] Noteholders in respect of the Class [ ] Notes and any other amounts owing by the Issuer Trustee to any other person ranking in priority to or with the Class [ ] Notes; (b) the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the Note Trustee is so directed by a Special Majority (as defined in CONDITION [10.3]) of Class [ ] Noteholders.

          Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Note Trust Deed relating to the deemed receipt of notices, the Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the Note Trustee (or any related body corporate of the Note Trustee) which have the day to day responsibility for the administration or management of the Note Trustee's (or a related body corporate of the Note Trustee's) obligations in relation to the PUMA Trust, the trust created under the Note Trust Deed or the Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

                                                                             14.

            "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

9.6         ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

            Only the Security Trustee may enforce the Charge and neither the Note Trustee nor any Class [ ] Noteholder (nor any other Secured Creditor) is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Note Trust Deed, the Class [ ] Notes or any other applicable Transaction Document, except as provided for in the Security Trust Deed, the Note Trust Deed, the Trust Deed and the Sub-Fund Notice. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) and is put in funds to the extent necessary.

9.7         EXERCISE OF CLASS [ ] NOTEHOLDER RIGHTS BY NOTE TRUSTEE

            The rights, remedies and discretions of the Class [ ] Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Note Trustee on behalf of the Class [ ] Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class [ ] Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Note Trust Deed, whether the Note Trustee or the Class [ ] Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee.

10. MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF CLASS [ ] NOTEHOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1        MEETINGS OF VOTING SECURED CREDITORS

            The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the Security Trustee to declare the Notes immediately due and payable and/or to enforce the Charge.

10.2        DIRECTIONS OF CLASS [ ] NOTEHOLDERS

            Under the Note Trust Deed the Note Trustee may seek directions from the Class [ ] Noteholders, from time to time including following the occurrence of an Event of Default. The Note Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Class [ ] Noteholders holding Class [ ] Notes with a Principal Balance of greater than 50% of the aggregate Principal Balances of all the Class [ ] Notes.

            If the Note Trustee is entitled to vote at any meeting under the Trust Deed or the Security Trust Deed on behalf of Class [ ] Noteholders, the Note Trustee must vote in accordance with the directions of the Class [ ] Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of Class [ ] Noteholders the Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Principal Balances of the Class
            [ ] Notes held by Class [ ] Noteholders who have directed the Note Trustee to vote for or against that proposal.

            For the purposes of seeking any consent, direction or authorisation from Class [ ] Noteholders the Note Trustee may by notice to the Class [ ] Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Class [ ] Noteholders and the Principal Balance of the Class [ ] Notes held by them will be determined based upon the details recorded in the Note Register as at 5.00 pm on that date.

                                                                             15.

10.3      AMENDMENTS TO NOTE TRUST DEED AND THE CLASS [ ] NOTES

          Pursuant, and subject, to the Note Trust Deed and subject to any approval required by law, the Note Trustee, the Manager and the Issuer Trustee may together agree, without the consent or sanction of any Class [ ] Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the Note Trust Deed or the Class [ ] Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Note Trustee:

          (a) is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any governmental agency;

          (b) is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          (c) is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the PUMA Trust or the trust constituted under the Note Trust Deed); or

          (d)  and the Issuer Trustee is otherwise desirable for any reason and:

               (i) is not in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the interests of Class [ ] Noteholders; or

               (ii) if it is in the opinion of the Note Trustee likely, upon coming into effect, to be materially prejudicial to the Class [ ] Noteholders, the consent of a Special Majority (as hereinafter defined) of Class [ ] Noteholders is obtained.

          For the purpose of determining whether a Special Majority of Class [ ] Noteholders has consented to a modification, Class [ ] Notes which are beneficially owned by the Issuer Trustee or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer Trustee or the Manager, will be disregarded. The Manager must give the Current Rating Authorities and the Note Trustee 5 Business Days' prior notice of any such modification. The Note Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially prejudicial to the interest of Class [ ] Noteholders if each of the Current Rating Authorities confirms in writing that the proposed modification, if effected, will not lead to a reduction, qualification or withdrawal of the then rating given to the Class [ ] Notes by that Current Rating Authority.

          Pursuant to the Note Trust Deed, the Note Trustee may concur with the Issuer Trustee and the Manager in making or effecting any Payment Modification in relation to the Class [ ] Notes if and only if the consent has first been obtained of the Class [ ] Noteholders to such Payment Modification.

          Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer Trustee to the Class [ ] Noteholders in accordance with CONDITION [11.1] as soon as reasonably practicable after the modifications have been made.

          "PAYMENT MODIFICATION" means, in relation to the Class [ ] Notes, any alteration, addition or revocation of any provision of the Note Trust Deed, the Class [ ] Notes (including the Conditions), the Trust Deed to the extent it applies to the PUMA Trust, the Sub-Fund Notice or the Security Trust Deed which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Class [ ] Notes including, without limitation, any modification to the Principal Balance, interest rate or Final Maturity Date of the Class [ ] Notes or to CONDITIONS[ 6.9] and [7.2], clauses [5.1, 5.2 or 5.5] of the Sub-Fund Notice or clause [13] of the Security Trust Deed or which would impair the rights of the Class [ ] Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause [21.4] of the Note Trust


                                                                             16.

            Deed or the circumstances in which the consent or direction of a Special Majority of the Class [ ] Noteholders is required; (c) clause [6.1(a)] of the Security Trust Deed; or (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Class [ ] Notes (including the Conditions).

            "CURRENT RATING AUTHORITY" has the same meaning as in the Trust
            Deed.

            "SPECIAL MAJORITY" in relation to the Class [ ] Noteholders [and insert name of any other notes offered under the prospectus supplement] means Class [ ] Noteholders holding Class [] Notes with an aggregate Principal Balance of no less than [75]% of the aggregate Principal Balance of all the Class [ ] Notes.

10.4        WAIVERS ETC

            The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors (but not in contravention of an Extraordinary Resolution of the Voting Secured Creditors), waive or authorise any breach or proposed breach of the terms and conditions of the Transaction Documents or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors as a class will not be materially prejudiced. Any such waiver, authorisation or determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured Creditors by the Manager in accordance with the Security Trust Deed.

            The Note Trustee may, and if directed to do so by a Majority of Class [ ] Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Class [ ] Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer Trustee, the Manager or any other person which, unless the Note Trustee is acting on the direction of a Majority of Class [ ] Noteholders, is not, in the opinion of the Note Trustee, materially prejudicial to the interests of the Class [ ] Noteholders as a class. No such waiver, authorisation or determination may be made in contravention of any prior directions by a Majority (as hereinafter defined) of the Class
            [ ] Noteholders. Any such waiver, authorisation or determination will, if the Note Trustee so requires, be notified to the Class [ ] Noteholders in accordance with CONDITION [11.1] by the Issuer Trustee as soon as practicable after it is made.

            "MAJORITY" in relation to the Class [ ] Noteholders[and insert name of any other notes offered under the prospectus supplement] means Class [ ] Noteholders holding Class [ ] Notes with an aggregate Principal Balance of greater than 50% of the aggregate Principal Balance of all the Class [] Notes.

10.5        INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
            TRUSTEE

            The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security Trustee is entitled, subject in the case of the Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer Trustee and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

            Subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of an Account (as defined in the Trust Deed) from time to time however caused (including, without limitation, where caused by an act or omission of the Security Trustee) unless that loss is occasioned by the fraud, negligence, wilful default or breach of trust of the Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust Deed except for fraud, negligence or wilful default.

            Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act), wilful default or breach of trust, and subject to the mandatory provisions of the Trust Indenture Act, the Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer,


                                                                             17.

            banker, broker, accountant or other expert appointed by the Note Trustee, or by a person other than Note Trustee, where that opinion, advice or information is addressed to the Note Trustee or by its terms is expressed to be capable of being relied upon by the Note Trustee. Except as provided above, the Note Trustee will not be responsible to any Class [ ] Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Note Trustee will not be liable to any Class [ ] Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Note Trust Deed or the Trust Indenture Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

11.         NOTICES

11.1        GENERAL

            All notices, other than notices given in accordance with the following paragraph and CONDITION [11.2], to Class [ ] Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Class [ ] Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class [ ] Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class [ ] Noteholder will affect the sufficiency of such notice with respect to other Class[A ] Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

            A notice may be waived in writing by the relevant Class [ ] Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Class [ ] Noteholders will be filed with the Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

            In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Class [ ] Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer Trustee directs the Note Trustee will be deemed to be a sufficient giving of such notice.

11.2        NOTE INFORMATION

            Any notice specifying a [Quarterly] Payment Date, an Interest Rate in relation to the Class [ ] Notes, an Interest Amount, a Principal Amount (or the absence of a Principal Amount), a Principal Balance, a Note Factor in relation to the Class [ ] Notes, or any other matter permitted to be given in accordance with this CONDITION [11.2], will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg, L.P. or another similar electronic reporting service approved by the Note Trustee in writing and notified to Class [ ] Noteholders pursuant to CONDITION [11.1] (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION [11.1].

11.3        QUARTERLY SERVICING AND OTHER REPORTS

            The Manager must deliver a [Quarterly] Servicing Report in relation to a [Quarterly] Payment Date to the Note Trustee, the Principal Paying Agent, the Issuer Trustee and each Class [ ] Noteholder no later than [5] Business Days preceding that [Quarterly] Payment Date in accordance with CONDITION [11.1].

            The Issuer Trustee and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to Class[A ] Noteholders, and such other persons as are required by the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer Trustee or the Manager in accordance with the Securities and Exchange Act 1934 of the United States of America or the rules and regulations of the Securities and Exchange Commission.

                                                                             18.

          "[QUARTERLY] SERVICING REPORT" in relation to a [Quarterly] Payment Date means a report which contains the following information:

          (a) the aggregate Principal Balance of each class of Notes at the end of the immediately preceding [Quarterly] Payment Date;

          (b) the amounts to be applied towards payment of interest and principal on each class of Notes on that [Quarterly[ Payment Date;

          (c) the amounts, if any, which were applied towards payment of interest and principal on any A$ Redraw Notes and/or under the Redraw Facility Agreement on any [Monthly] Payment Dates occurring after the end of the immediately preceding [Quarterly] Payment Date;

          (d) only in relation to the [first] [Quarterly] Servicing Report after the Closing Date:

               (i) [the amount withdrawn from the Pre-Funding Pool during the Pre-Funding Period and applied towards the acquisition of Approved Mortgages (as defined in the Trust Deed)];

               (ii)  [the number of Approved Mortgages (as defined in the Trust
                     Deed) acquired as assets of the PUMA Trust during the Pre-Funding Period and details of the aggregate principal balance and the weighted average rate of interest payable on those Approved Mortgages];

               (iii) the housing loan information in relation to the Approved
                     Mortgages which are assets of the PUMA Trust provided in the table on page [15] of the prospectus supplement in relation to the Class [ ] Notes [which shall be updated to reflect the characteristics of the housing loan pool at the end of the Pre-Funding Period];

               (iv) [if applicable the amount remaining in the Pre-Funding Pool at the end of the Pre-Funding Period];

          (e) only in relation to the first [two Quarterly] Servicing Reports, the aggregate amount of Senior Further Advances made during the period from the close of business on the [] Business Day prior to the immediately preceding [Quarterly] Payment Date (or with respect to the first [Quarterly] Payment Date, the Closing Date) to the close of business on the [ ] Business Day prior to the relevant [Quarterly] Payment Date;

          (f)  the Collections in relation to that [Quarterly] Payment Date;

          (g) the Principal Collections in relation to that [Quarterly] Payment Date;

          (h) the Income Reserve at the commencement and at the end of that [Quarterly] Payment Date;

          (i) [the Principal Cash Balance at the commencement and at the end of that Quarterly Payment Date];

          (j) the Collections other than Principal Collections, [Principal Cash Balance] and Income Reserve at the end of that [Quarterly] Payment Date;

          (k) the Redraw Facility Principal at the commencement and at the end of that [Quarterly] Payment Date;

          (l) the aggregate of the Subordinate Further Advance Amounts in relation to the Approved Mortgages which are assets of the PUMA Trust at the end of the [ ] Business Day preceding that [Quarterly] Payment Date;

          (m) the Note Factor for the Class [ ] Notes and the Note Factor for the A$ Class [ ] Notes at the end of that [Quarterly] Payment Date;

          (n) the aggregate outstanding principal balance of the Approved Mortgages forming part of the


                                                                             19.

               assets of the PUMA Trust being charged a fixed rate of interest and the aggregate outstanding principal balance of the Approved Mortgages forming part of the assets of the PUMA Trust being charged a variable rate of interest as at opening of business on the [ ] Business Day immediately preceding the [Quarterly] Payment Date; and

          (o) delinquency and loss statistics, as determined by the Manager, with respect to the Approved Mortgages forming part of the assets of the PUMA Trust as at opening of business on the first Business Day of the calendar month that includes that [Quarterly] Payment Date.

          "COLLECTIONS", "FURTHER ADVANCE", "INCOME RESERVE", "[MONTHLY] PAYMENT DATE", ["PRE-FUNDING PERIOD"], ["PRE-FUNDING POOL"], "PRINCIPAL COLLECTIONS", ["PRINCIPAL CASH BALANCE"], "REDRAW FACILITY PRINCIPAL", "SENIOR FURTHER ADVANCE" and "SUBORDINATE FURTHER ADVANCE AMOUNT" have the same meaning as in the Sub-Fund Notice.

11.4      CONSENTS IN WRITING

          All consents and approvals in these Conditions must be given in writing.

12.       LIMITATION OF LIABILITY OF THE ISSUER TRUSTEE

          (a) The Issuer Trustee enters into the Transaction Documents, and issues the Class [ ] Notes, only in its capacity as trustee of the PUMA Trust and in no other capacity (except where the Transaction Documents provide otherwise). A liability arising under or in connection with the Class [ ] Notes, the Transaction Documents or the PUMA Trust is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of the assets and property of the PUMA Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of the Transaction Documents (other than paragraph (c) below) and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Class [ ] Notes or the PUMA Trust.

          (b) No person may sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee in its capacity as trustee of the PUMA Trust other than as trustee of the PUMA Trust or seek the appointment of a receiver (except under the Security Trust Deed), a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or similar arrangements of or affecting the Issuer Trustee (except in relation to the assets or property of the PUMA Trust).

          (c) The provisions of this CONDITION [12] will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets or property of the PUMA Trust as a result of the Issuer Trustee's fraud, negligence or wilful default.

          (d) The Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the PUMA Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents or the Class [ ] Notes) will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the PUMA Trust or by any other act or omission of a Relevant Party or any other such person.

          (e) In exercising their powers under the Transaction Documents, each of the Security Trustee, the Note Trustee and the Class [ ] Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer Trustee for the purpose of paragraph (c).

                                                                             20.

          (f) The Issuer Trustee is not obliged to enter into any commitment or obligation under these Conditions or any other Transaction Document (including incur any further liability) unless the Issuer Trustee's liability is limited in a manner which is consistent with this CONDITION [12] or otherwise.

          "RELEVANT PARTIES" means each of the Manager, the Originators (as defined in the Trust Deed), the providers of Support Facilities, the Security Trustee, the Agents, the Note Trustee and any other person (other than the Issuer Trustee) who is a party to any Transaction Document (as those parties, which are not defined in these Conditions, are defined in the Sub-Fund Notice).

          The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

13.       GOVERNING LAW

          The Class [ ] Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia, except for the Underwriting Agreement which is governed by, and will be construed in accordance with, New York law. Each of the Issuer Trustee and the Manager has in the Note Trust Deed irrevocably agreed for the benefit of the Note Trustee and the Class [ ] Noteholders that both the courts of the State of New South Wales and the Federal and state courts in the Borough of Manhattan in the City of New York are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Note Trust Deed and the Class [ ] Notes.




                                                                             21.

                                     AGENTS

PRINCIPAL PAYING AGENT:              [The Bank of New York, New York Branch
                                     101 Barclay Street, 21W
                                     New York, New York, 10286]

NOTE REGISTRAR:                      [The Bank of New York, New York Branch
                                     101 Barclay Street, 21W
                                     New York, New York, 10286]

                                     or

                                     [c/- The Bank of New York, London Branch
                                     48th Floor
                                     One Canada Square
                                     London  E14  5AL]

AGENT BANK:                          [The Bank of New York, New York Branch
                                     101 Barclay Street, 21W
                                     New York, New York, 10286]

PAYING AGENT:                        [The Bank of New York, London Branch
                                     48th Floor
                                     One Canada Square
                                     London  E14  5AL]







                                                                             22.